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PRESS RELEASE                                             FOR IMMEDIATE RELEASE
                                                     Contact:  John G. Robinson
                                                     Telephone: (724) 684-6800

                         FEDFIRST FINANCIAL CORPORATION
                      ANNOUNCES FIRST QUARTER 2008 RESULTS


      MONESSEN, PA-- April 30, 2008- FedFirst Financial Corporation (NASDAQ
Capital: FFCO; the "Company"), the parent company of First Federal Savings Bank, today announced net income of $268,000 for the quarter ended March 31, 2008 compared to a net loss of $969,000 for the quarter ended March 31, 2007. Basic and diluted earnings (loss) per share were $0.04 for the quarter ended March 31, 2008 compared to $(0.15) for the quarter ended March 31, 2007. Mr. Robinson, President and Chief Executive Officer of the Company, stated, "Although conditions in the financial industry continue to be unstable, we believe our positive results for the quarter are a sign that our strategic growth and profitability plan is working. Our plan for the remainder of 2008 is to continue to work on building our core banking business."

      Net interest income for the quarter ended March 31, 2008 increased $366,000 to $1.9 million. Interest rate spread and net interest margin improved to 2.01% and 2.50% for the quarter ended March 31, 2008 compared to 1.71% and 2.26% for the quarter ended March 31, 2007, respectively. The improvement in interest rate spread and net interest margin is primarily attributed to the securities restructuring that was completed in April 2007, which improved the yield on the securities portfolio, and the growth of the loan portfolio.

      The provision for loan losses increased $14,000 to $59,000 for the quarter ended March 31, 2008. The increase in the provision is primarily related to growth in the commercial and home equity portion of the loan portfolio as well as current economic conditions in the housing and credit markets. Net charge-offs were $171,000 for the three months ended March 31, 2008. The charge-off was related to the Company assuming possession of a one-to-four family property prior to being transferred to real estate owned at $160,000. There were no charge-offs for the three months ended March 31, 2007.

      Noninterest income increased $1.7 million to $1.0 million for the quarter ended March 31, 2008 compared to an expense of $650,000 for the quarter ended March 31, 2007. The change is primarily attributed to the recognition of a $1.4 million loss as part of the securities restructuring in the prior period. The current period includes $156,000 of gains on the sale of callable securities. In addition, insurance commissions increased $129,000.

      Noninterest expense increased $140,000 to $2.4 million for the quarter ended March 31, 2008 compared to $2.2 million for the quarter ended March 31, 2007. The increase is primarily related to compensation and benefits and occupancy costs. The current three months ended includes additional compensation and occupancy expenses related to the Washington office, which opened in June 2007.

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      Total assets were $325.8 million at March 31, 2008 compared to $305.3 million at December 31, 2007. The increase in total assets was primarily from purchases of securities and loan growth in commercial real estate and home equity loans, which was primarily funded from borrowings and deposits.

      FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary. Financial highlights of the Company are attached.

                                  * * * * *

      Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

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

                         FEDFIRST FINANCIAL CORPORATION
                         SELECTED FINANCIAL INFORMATION

                                                      (UNAUDITED)
(In thousands, except share and per share data)        MARCH 31,      DECEMBER 31,
                                                         2008             2007
                                                      -----------     ------------
SELECTED FINANCIAL CONDITION DATA:
----------------------------------
Total assets                                          $ 325,790       $ 305,273
Cash and cash equivalents                                 5,588           5,552
Securities available-for-sale                           103,496          89,073
Loans receivable, net                                   193,183         187,954
Deposits                                                161,865         155,558
Borrowings                                              115,147         101,074
Equity                                               $   43,411          43,773



                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                               2008         2007
                                                            ----------   ----------
SELECTED OPERATIONS DATA:
-------------------------
Total interest income                                       $    4,306   $    3,638
Total interest expense                                           2,426        2,124
                                                            ----------   ----------
Net interest income                                              1,880        1,514
Provision for loan losses                                           59           45
                                                            ----------   ----------
Net interest income after provision for loan losses              1,821        1,469
Noninterest income                                               1,045         (650)
Noninterest expense                                              2,354        2,214
Minority interest in net income of consolidated subsidiary          43           31
                                                            ----------   ----------
Income (loss) before income tax expense (benefit)                  469      (1,426)
Income tax expense (benefit)                                       201        (457)
                                                            ----------   ----------
Net income (loss)                                           $      268   $    (969)
                                                            ==========   ==========
Earnings (loss) per share - basic and diluted               $     0.04   $    (0.15)
Weighted average shares outstanding - basic                  6,231,354    6,390,012
Weighted average shares outstanding - diluted                6,231,516    6,393,516



                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                               2008         2007
                                                            ----------   ----------
SELECTED FINANCIAL RATIOS(1):
-----------------------------
Return on average assets                                       0.34 %      (1.36) %
Return on average equity                                       2.48       (8.35)
Average interest-earning assets to average
interest-bearing liabilities                                 115.28       117.53
Average equity to average assets                              13.54        16.29
Interest rate spread                                           2.01         1.71
Net interest margin                                            2.50 %       2.26 %



                                                              Period Ended
                                                        March 31,      December 31,
                                                          2008             2007
                                                        ---------      ------------
Allowance for loan losses to total loans                  0.68 %            0.76 %
Allowance for loan losses to nonperforming loans        162.83            113.74
Nonperforming loans to total loans                        0.42 %            0.67 %


(1) Three months ended ratios are calculated on an annualized basis.

NOTE:
Certain items previously reported may have been reclassified to conform with the current reporting period's format.